UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

DROPCAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

On April 19, 2018, DropCar, Inc. (the “Company”) entered into separate Warrant Exchange Agreements (the “Exchange Agreements”) with the holders (the “Merger Warrant Holders”) of existing merger warrants (the “Merger Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to which, on the closing date, the Merger Warrant Holders would exchange each Merger Warrant for 1/3rd of a share of Common Stock (collectively, the “New Shares”) and ½ of a warrant to purchase a share of Common Stock (collectively, the “Series I Warrants”). In connection with the Exchange Agreements, the Company will issue an aggregate of (i) 292,714 New Shares and (ii) Series I Warrants to purchase an aggregate of 439,070 shares of Common Stock. The closing is expected to take place on or about May 16, 2018, subject to satisfaction of customary closing conditions.

The Series I Warrants have an exercise price of $2.30 per share (reflecting 110% of the market value of the Common Stock on The Nasdaq Capital Market as of the close of trading on April 18, 2018, prior to the entry into the Warrant Exchange Agreements), and do not contain any price-based anti-dilution protections. In addition, the Merger Warrants will be exercisable for three years from the date of issuance and will contain a mandatory exercise feature if (i) the volume weighted average price of the Common Stock equals or exceeds $4.60 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the issuance date) for not less than ten (10) consecutive trading days (the “Mandatory Exercise Measuring Period”); (ii) the daily average number of shares of Common Stock traded during the Mandatory Exercise Measuring Period equals or exceeds 150,000 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the issuance date); and (iii) no Equity Conditions Failure (as defined in the form of Series I Warrant) has occurred (unless the holder has waived such Equity Conditions Failure).

The Merger Warrants were originally issued pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as subsequently amended, by and among the Company, DC Acquisition Corporation (“Merger Sub”) and DropCar Operating Company, Inc. (formerly known as DropCar, Inc.) (“Private DropCar”), pursuant to which Merger Sub merged with and into Private DropCar, with Private DropCar surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger was completed on January 30, 2018. The Merger Warrants, which are exercisable to purchase up to 878,146 shares of Common Stock were issued in exchange for previously outstanding Private DropCar warrants and have terms identical to the terms of the Private DropCar warrants for which they were exchanged, except that the number of shares covered by the Merger Warrants and the exercise price per share were adjusted for an exchange ratio of 0.3273.

The warrant exchange will be conducted pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act.

The form of Series I Warrant and the form of Warrant Exchange Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the form of Series I Warrant and the form of Warrant Exchange Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

ITEM 3.03.	Material Modification to Rights of Security Holders.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Series I Warrant
10.1	Form of Warrant Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: April 20, 2018	By:	/s/ Spencer Richardson
Name: Spencer Richardson Title: Chief Executive Officer